Exhibit 4.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the      day of November, 2006 by and among HQ Sustainable Maritime Industries, Inc., a Delaware corporation (the “Company”), and the Purchasers set forth on the signature page affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

Recitals

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended;

B. The Purchasers wish to purchase, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement (i) an aggregate of up to $5 million in principal amount of the Company’s 6.5% Convertible Notes due November 1, 2009 in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Notes, and (ii) warrants (“Warrants”) to purchase an aggregate of up to 4,000,000 shares of Common Stock, in the form attached hereto as Exhibit B, in each case in the amounts as are set forth on the signature page attached hereto and executed by each such Purchaser for an aggregate purchase price of $5 million; and

C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws;

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2. “Agreements” means this Agreement, the Registration Rights Agreement, the Notes and the Warrants.

1.3. The “Company” shall refer to the Company (as defined in the first paragraph hereof) together with its subsidiaries wherever applicable (including without limitation with respect to all representations of the Company unless the context otherwise requires).

1.4. “Closing” means the consummation of the transactions contemplated by this Agreement, and “Closing Date” means the date of such Closing.

1.5. “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets, prospects (as described in the SEC Filings) or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

1.6. “MFN Transaction” means a transaction in which the Company issues or sells any securities to an investor (the “New Investor”) in a capital raising transaction or series of related transactions (the “New Offering”) which grants to the New Investor the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

1.7. “Notes” shall have meaning set forth in the recitals to this Agreement.

1.8. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.9. “SEC” means the U.S. Securities and Exchange Commission.

1.10. “SEC Filings” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and all other reports filed by the Company pursuant to the 1934 Act since December 31, 2006.

1.11. “Securities” means the Notes, Warrants, Underlying Shares and Warrant Shares.

1.12. “Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of, as payment for interest or prepayment of principal under, or otherwise pursuant to, the Notes.

1.13. “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act.

1.14. “Warrants” shall have meaning set forth in the recitals to this Agreement.

1.15. “Warrant Shares” means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

1.16. “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.17. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Notes and Warrants. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers, the principal amount of Notes and Warrants to purchase the number of shares of Common Stock set forth on such Purchaser’s signature page attached hereto. Each Purchaser’s aggregate purchase price (the “Purchase Price”) for the Notes and Warrants to be purchased hereunder is set forth on such Purchaser’s signature page attached hereto.

3. Closing.

3.1. Closing Procedure. The Company shall promptly deliver to Purchasers’ counsel, in trust, Notes and Warrants, registered in the names of the Purchasers as indicated on the signature pages to this Agreement, representing all of the Notes and all of the Warrants, with instructions that such Notes and Warrants are to be held in escrow for release to the Purchasers only upon payment of the Purchase Price to the Company and confirmation of receipt of such payment by the Company or its counsel. Upon receipt by counsel to the Purchasers of the Notes and Warrants and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Closing, each Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Purchase Price. On the date that the Company or its counsel confirms to Purchasers’ counsel that such funds have been received (which shall occur promptly following such receipt), the Notes and the Warrants shall be released to the Purchasers (and the date of receipt of such funds shall be deemed the “Closing Date”).

3.2. Closing Date Deliveries.

(a) On the Closing Date, the Company shall deliver to the Purchasers (by delivery to counsel to the Purchasers):

(i)	Notes in the form attached as Exhibit A;

(ii)	Warrants in the form attached as Exhibit B;

(iii)	The executed Registration Rights Agreement in the form attached as Exhibit C;

(iv)	The opinion(s) of counsel referred to in Section 7.4 below; and

(v)	An officer’s certificate in form and substance reasonably satisfactory to the Purchasers and the Purchasers’ counsel, executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, the true, correct and complete nature of the Certificate of Incorporation and By-laws, good standing and authorizing resolutions.

(b) On the Closing Date, the Purchasers shall deliver to the Company:

(i)	The Purchase Price set forth on the Purchasers’ signature page hereto; and

(ii)	The executed Registration Rights Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that:

4.1. Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify could not result in a Material Adverse Effect. All of the Company’s subsidiaries (including any entity in which the Company has a greater than 5% interest) are listed by name and jurisdiction of organization on Schedule 4.1 attached hereto. All subsidiaries are wholly-owned by the Company except as otherwise indicated on Schedule 4.1.

4.2. Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3. Capitalization. Set forth on Schedule 4.3 hereto is (a) a description of the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.3, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this Agreement or set forth on Schedule 4.3, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 4.3, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

4.4. Valid Issuance. As of the Closing, the Company has reserved a sufficient number of shares of Common Stock for the issuance upon conversion of, as payment for interest on or repayment of principal of, and otherwise pursuant to, the Notes, and upon exercise of or otherwise pursuant to the Warrants. The Notes, Warrants,

Underlying Shares and Warrant Shares are duly authorized, and such Securities, when issued in accordance herewith and, in respect of the Underlying Shares and Warrant Shares, when issued pursuant to the terms of the Notes and Warrants, respectively, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

4.5. Consents. Except as set forth on Schedule 4.5, the execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchasers in Sections 5 of this Agreement, the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, agency, or official, other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, and except for the consent of the holders of the Company’s Convertible Notes issued in January 2006, which consent has been obtained. Concurrently with the Closing, the exercise price of each of the warrants issued in connection with the issuance of the Company’s Convertible Notes in January 2006 (“January 2006 Warrants”) will be adjusted to equal $0.30.

4.6. Delivery of SEC Filings; Business. The SEC Filings represent all filings required of the Company pursuant to the 1934 Act since December 31, 2005. When filed, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company in all material respects. The Company has not provided to any Purchaser (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material nonpublic information.

4.7. Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital purposes.

4.8. No Material Adverse Change. Since December 31, 2005, except as disclosed and described in the Company’s SEC Filings filed with the SEC at least ten (10) days prior to the date hereof, there has not been:

(a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2005, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

(b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or any of its subsidiaries;

(d) any waiver by the Company of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(g) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(h) any transaction entered into by the Company other than in the ordinary course of business; or

(i) any other event or condition of any character that may have a Material Adverse Effect.

4.9. Registration Statements; Material Contracts.

(a) During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Except as set forth on Schedule 4.3 hereto, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

4.10. Form SB-2 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the 1933 Act.

4.11. No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof, or (ii) except where it would not have a Material Adverse Effect, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (B) except as set forth on Schedule 4.11, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject (including without limitation an event that with notice or lapse of time or both would become a default, and including without limitation any event that would give to others any rights of termination, amendment, acceleration or cancellation, with or without notice, lapse of time or both). Except as disclosed in the SEC Filings filed at least ten days prior to the date hereof and except where it would not have a Material Adverse Effect, the Company (i) to its knowledge is not in violation of any statute, rule or regulation applicable to the Company or its assets or its activities, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets, and (iii) except as set forth on Schedule 4.11, is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. The Company has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

4.12. Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it, in each case taking into account permitted extensions. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.13. Title to Properties and Securities. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it and material to its operations, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property material to its operations under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.14. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

4.15. No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

4.16. Intellectual Property. The Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets confidential information and other intellectual property rights, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it and presently contemplated to be operated by it (collectively, “Intellectual Property Rights”), and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights except as disclosed in the SEC Filings and except as to any such claims that could not have a Material Adverse Affect. Except as set forth on Schedule 4.16 hereto, none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except where such expirations or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, the Company’s patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party where such infringement may cause a Material Adverse Effect on the Company, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding its Intellectual Property Rights, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has no knowledge of the material infringement of its Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

4.17. Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

4.18. Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.19. Financial Statements. The financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

4.20. Insurance Coverage. The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.21. Compliance with Bulletin Board Listing Requirements. There are no proceedings pending or to the Company’s knowledge threatened against the Company relating to the continued listing of the Company’s Common Stock on the OTC Bulletin Board.

4.22. Acknowledgment of Dilution. The number of shares of Common Stock issuable pursuant to the Notes and Warrants may increase. The Company’s executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligations to issue shares of Common Stock pursuant to the terms of the Notes and Warrants are binding on it and enforceable regardless of the dilution that such issuance may have on the ownership interest of the other stockholders of the Company.

4.23. Brokers and Finders. The Purchasers shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company. Upon Closing, the Company shall pay to any finder in connection with the transactions contemplated hereby any finder’s fee(s) owing to such finder pursuant to a separate agreement or arrangement.

4.24. No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.25. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act, or would require the integration of this offering with any other offering of securities for purposes of determining the need to obtain stockholder approval of the transactions contemplated hereby under the rules of any trading market or exchange.

4.26. Disclosures. No representation or warranty made by the Company under any section hereof and no written information furnished by the Company to the Purchasers or any authorized representative of the Purchasers, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which the statements were made, not misleading.

4.27. Company Predecessor. All representations made by or relating to the Company of a historical or prospective nature shall relate, apply and refer to the Company and its predecessors, as applicable.

4.28. Foreign Transfers. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority or other person or entity to transfer currency or funds out of China or repay any of its obligations under the Agreements. The Company is unaware of any impediment to its compliance with its obligations under the Agreements which impediment derives from the Company’s operations in the People’s Republic of China.

5. Representations and Warranties of the Purchaser. Each of the Purchasers, as to itself only, severally and not jointly, represents and warrants to the Company that:

5.1. Organization and Existence. The Purchaser is a validly existing corporation, partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2. Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3. Purchase Entirely for Own Account. The Securities to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the distribution of any part thereof, and the Purchaser has no present intention of distributing the same (provided that this representation shall not in any way limit such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws at any time). The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.4. Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby.

5.5. Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and has received and read the SEC Filings filed via EDGAR at least ten days prior to the date hereof. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement.

5.6. Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7. Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144(k) are permitted, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

(a) “NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) under the 1933 Act becoming available, the Company shall promptly cause certificates evidencing the Underlying Shares and Warrant Shares previously issued to be replaced with certificates which do not bear such restrictive legends, and all Underlying Shares and Warrant Shares subsequently issued shall not bear such restrictive legends. In the event that the Company does not issue new, unlegended certificates in replacement of the legended certificates as required under this Section 5.7 within 10 business days of a written request to do so, or if any subsequently issued Underlying Shares and Warrant Shares are issued with restrictive legends when unlegended certificates are required under this Section 5.7, the Company shall be liable to the Purchaser (or subsequent holder thereof) for damages in an amount of $1,000 cash for each such day beyond the replacement date (or issuance date, in the case of newly converted Notes or newly exercised Warrants) that such unlegended certificates are not issued and delivered to the Purchaser or subsequent holder.

5.8. Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9. No General Solicitation. The Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

6. Closing Documents. The parties acknowledge and agree that part of the inducement for the Purchasers to enter into this Agreement is the Company’s execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that on or prior to the Closing, the Registration Rights Agreement will be duly executed and delivered by the parties thereto.

7. Covenants and Agreements of the Company.

7.1. Rule 144. The Company agrees that, for purposes of determining the holding period under Rule 144 of the 1933 Act for Underlying Shares issued upon conversion of the Notes, the holding period of the Purchasers for such Underlying Shares shall be tacked to the holding period of the Purchasers for the Notes. The Company agrees to make publicly available on a timely basis the information necessary to enable Rule 144 under the 1933 Act to be available for resale.

7.2. Limitation on Transactions.

(a) So long as any of the Notes remain outstanding, without the prior written consent of the holders of a majority-in-interest of the outstanding principal amount of Notes (which consent may be withheld in such holders’ discretion), the Company will not and will not permit any of its Subsidiaries to directly or indirectly issue or sell or agree to issue or sell any securities in a Variable Rate Transaction or MFN Transaction or any convertible securities.

(b) So long as any of the Notes remain outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i) amend its certificate of incorporation, bylaws or its charter documents so as to adversely affect any rights of the Subscriber;

(ii) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, Preferred Stock, or other equity securities other than to the extent otherwise permitted or required under the Agreements;

(iii) engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

7.3. Right of the Purchasers to Participate in Future Transactions. So long as any Notes remain outstanding, the Purchasers will have a right to participate in any sales of any of the Company’s securities in a capital raising transaction on the terms and conditions set forth in this Section 7.3. During such period, the Company shall give ten (10) business days advance written notice to the Purchasers prior to any non-public offer or sale of any of the Company’s equity securities or any securities convertible into or exchangeable or exercisable for such securities in a capital raising transaction by providing to the Purchasers a comprehensive term sheet containing all significant business terms of such a proposed transaction. The Purchasers shall have the right (pro rata in accordance with the Purchasers’ participation in this offering) to participate in such transaction by purchasing in such transaction an amount of the identical securities issued in such transaction equal to up to one-third of the aggregate amount of such securities issued to the Purchasers and such other investors together for the same consideration and on the same terms and conditions as such third-party sale. If, subsequent to the Company giving notice to a Purchaser hereunder but prior to the Purchaser exercising its rights hereunder, the terms and conditions of the third-party sale are changed from that disclosed in the comprehensive term sheet provided to such Purchaser, the Company shall be required to provide a new notice to the Purchaser hereunder and the Purchaser shall have the right to exercise its rights to purchase the identical securities in such transaction on such changed terms and conditions as provided hereunder. The rights and obligations of this Section 7.3 shall in no way diminish the other rights of the Purchaser pursuant to this Section 7. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Purchaser pursuant to any capital raising transaction as described in this Section 7.3 shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Purchaser (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Purchaser’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the Purchaser’s “affiliates” (as defined in Rule 144 of the 1933 Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the 1934 Act, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock. For clarification purposes, the participation right granted herein is being granted by the Company separately to each Purchaser, and in no event shall this provision constitute any agreement among the Purchasers in any way directly or indirectly to act in concert with respect to the acquisition, disposition or voting of any Common Stock.

7.4. Opinion of Counsel. On or prior to the Closing Date, the Company will deliver to the Purchasers the opinions of legal counsel to the Company substantially in the form and substance attached hereto as Exhibit 7.4.

7.5. Reservation of Common Stock issuable upon Conversion of Notes and Exercise of Warrants. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full conversion of Notes (including payment and repayment of interest and principal thereon) and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the full conversion of Notes (including payment and repayment of interest and principal thereon) and to permit the full exercise of the Warrants in accordance with the terms of the Warrants. All calculations pursuant to this paragraph shall be made without regard to restrictions on beneficial ownership.

7.6. Reports. For so long as the Purchasers beneficially own the Notes or Warrants, the Company will furnish to the Purchasers the following reports, each of which shall be provided to the Purchasers by air mail or reputable international courier (within one week of filing with the SEC, in the case of SEC filings), to the extent not filed on and available at that time via EDGAR:

(a) Quarterly Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Company’s quarterly report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders’ equity and cash flows for such period and for the portion of the Company’s fiscal year ended on the last day of such quarter, all in reasonable detail and certified by the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

(b) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company’s Form 10-K or, in the absence of a Form 10-K, consolidated balance sheets of the Company as at the end of such fiscal year and the related consolidated statements of earnings, stockholders’ equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Purchaser.

(c) Securities Filings. As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes or files, or, to the extent also delivered to the Company, any officer or director of the Company (in such person’s capacity as such) furnishes or files with the SEC.

(d) Other Information. Such other information relating to the Company as from time to time may reasonably be requested by any Purchaser provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Purchaser would not be harmful to the Company or violate any rules or regulations of the SEC or any market or exchange on which its Common Stock is traded.

7.7. Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Purchasers for comment at least two (2) business days prior to issuance. The Company shall issue a press release concerning the fact and material terms of this Agreement within one business day of the Closing.

7.8. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Agreements.

7.9. Insurance. For so long as any Purchaser beneficially owns any of the Securities, the Company shall have in full force and effect (a) insurance reasonably believed by the Company to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company to insure.

7.10. Compliance with Laws. So long as the Purchasers beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

7.11. Listing of Underlying Shares and Related Matters. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action to cause the Underlying Shares and the Warrant Shares to be listed on the American Stock Exchange as promptly as possible but no later than the date on which the Company’s shares of Common Stock generally are listed for trading on the American Stock Exchange. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Underlying Shares and Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. After the shares of Common Stock are listed on the American Stock Exchange, for so long as any Notes remain outstanding, the Company will take all action necessary to continue the listing and trading of its Common Stock on the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Small-Cap Market (collectively, “Approved Markets”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable, to ensure the continued eligibility for trading of the Underlying Shares and the Warrant Shares thereon. Prior to the listing of the Common Stock on the American Stock Exchange, the Company shall maintain its listing on the OTC Bulletin Board and take such action to cause the Underlying Shares and the Warrant Shares to be listed on the OTC Bulletin Board as promptly as possible.

7.12. Corporate Existence. So long as any Notes or Warrants remain outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets so long as the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion (including payment on) and exercise in full of all Notes and Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion and exercise of the Notes and Warrants are (or would be upon issuance thereof) listed for trading on an Approved Market or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Purchasers, purchase such Purchasers’ Securities at a price equal to the greater of (a) 125% of the Purchase Price of such Securities or (b) the fair market value of such Securities on an as-converted and as-exercised basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

7.13. Prior Notes. The Company shall not redeem those certain Secured Convertible Promissory Notes issued to the Purchasers on or about January 25, 2006 pursuant to Section 2.3 thereof other than pro rata with the other holders of the Company’s Secured Convertible Promissory Notes issued or about January 25, 2006.

8. Survival. All representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated hereby.

9. Miscellaneous.

9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto which consent may not be unreasonably withheld or delayed, except that without the prior written consent of the Company, but after notice duly given, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to any Person to which such Purchaser has transferred or assigned all or part of its Notes or Warrants in accordance with the terms of the Notes and Warrants, provided in each case that such Affiliate, transferee or assignee acknowledges in writing to the Company that the representations and warranties contained in Section 5 hereof shall apply to such Affiliate, transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

HQ Sustainable Maritime Industries, Inc.

1511 Third Avenue, Suite 788

Seattle, Washington 98101

Attn: Norbert Sporns, CEO

Fax: (206) 621-0318

with a copy to:

Joseph I. Emas, Esq.

1224 Washington Avenue

Miami Beach, Florida 33139

Fax: (305) 531-1274

With a copy to:

If to the Purchasers, to the addresses set forth on the signature pages hereto, with a copy to:

Peter J. Weisman, P.C.

335 Madison Avenue, Suite 1702

New York, NY 10017

Fax: 212-317-8855

9.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay to Tail Wind a non-refundable, non-accountable sum equal to $67,500 as and for legal and due diligence expenses incurred in connection herewith, $25,000 of which amount has been previously paid. The Company shall pay all fees and expenses of any placement agents or finders in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties.

9.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Purchaser to be bound by such amendment or waiver.

9.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.8. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the Registration Rights Agreement, the Notes and the Warrants and the other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

9.11. Remedies.

(a) The Purchasers shall be entitled to specific performance of the Company’s obligations under the Agreements.

(b) The Company on the one hand, and each Purchaser severally and not jointly on the other hand, shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including attorneys’ fees and expenses) arising out of any breach of any representation, warranty, covenant or agreement in any of the Agreements, or arising out of the enforcement of this Section 9.11.

9.12. Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or the other Agreements shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The Company and the Purchasers hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement or the other Agreements.

9.13. Like Treatment of Purchasers and Holders. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Agreements, unless such consideration is required to be paid to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

9.14. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Agreements and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.15. Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any of the Agreements or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.16. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any of the Agreements. Notwithstanding any provision to the contrary contained in any of the Agreements, it is expressly agreed and provided that the total liability of the Company under the Agreements for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Agreements exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Agreements is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Agreements from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Agreements, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

9.17. Actions of Purchasers. The obligations of each Purchaser hereunder and under the documents contemplated hereby are several and not joint with the obligations of any other Purchaser, and no Purchaser shall in any way be responsible for the performance of the obligations of any other Purchaser under any such document. Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Notwithstanding anything herein to the contrary, the actions and obligations of the Purchasers hereunder shall at all times be considered several and not joint, and the Purchasers are not, under any circumstances, agreeing to act jointly with respect to the Securities or any of their actions or obligations under the Agreements, and shall not constitute a “group” under the 1934 Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Agreements for the convenience of the Company and not because it was required or requested to do so by the

Purchasers. For reasons of administrative convenience only, the Purchasers acknowledge and agree that they and their respective counsel have chosen to communicate with the Seller through Peter J. Weisman, P.C., but Peter J. Weisman, P.C. does not represent any of the Purchasers in this transaction other than The Tail Wind Fund Ltd. (the “Lead Investor”) and Solomon Strategic Holdings, Inc.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:	HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

	By:	/s/
	Name:	Norbert Sporns
	Title:	Chief Executive Officer

The Purchasers:

THE TAIL WIND FUND LTD.

By:	TAIL WIND ADVISORY AND MANAGEMENT LTD., as investment manager

By:
Name:	David Crook
Title:	CEO

Purchase Price:	$4,250,000
Principal Amount of Notes:	$4,250,000
No. of Warrants:	3,400,000
Initial Conversion Price of Notes:	$0.25

Resident:	BVI

Address for Notices:	The Tail Wind Fund Ltd.
c/o Tail Wind Advisory and Management Ltd.
Attn: David Crook
77 Long Acre
London WC2E 9LB
England
Telephone: 011-44-207-420-3800
Facsimile: 011-44-207-420-3819

with a copy to:

Peter J. Weisman, P.C.
335 Madison Avenue, Suite 1702
New York, NY 10017
Telephone: 212-418-4792
Facsimile: 212-317-8855

SOLOMON STRATEGIC HOLDINGS, INC.

By:
Name:	Andrew P. MacKellar
Title:	Director

Aggregate Purchase Price:	$750,000
Principal Amount of Notes:	$750,000
No. of Warrants:	600,000
Initial Conversion Price of Notes:	$0.25

Resident:	BVI

Address for Notices:	Solomon Strategic Holdings, Inc.
c/o Andrew P. MacKellar (Director)
Greenlands
The Red Gap
Castletown
IM9 1HB
British Isles
Telephone: +011 (44) 1624 824171
Facsimile: +011 (44) 1624 824191

with a copy to:

Peter J. Weisman, P.C.
335 Madison Avenue, Suite 1702
New York, NY 10017
Telephone: 212-418-4792
Facsimile: 212-317-8855

Exhibit A

Form of Convertible Note

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

6.5% CONVERTIBLE NOTE DUE NOVEMBER 1, 2009

OF

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

Note No.:	Original Principal Amount: $
Issuance Date: November , 2006	New York, New York

THIS NOTE (“Note”) is one of a duly authorized issue of Notes of HQ SUSTAINABLE MARITIME INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company’s 6.5% Convertible Notes Due November 1, 2009 (“Maturity Date”) in an aggregate principal amount (when taken together with the original principal amounts of all other Notes) which does not exceed Five Million U.S. Dollars (U.S. $5,000,000) (the “Notes”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of                                          or its registered assigns or successors-in-interest (“Holder”) the principal sum of                                          Dollars (U.S. $            ), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 6.5% per annum from the date of original issuance hereof (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Agreements. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check. This Note may not be prepaid in whole or in part except as otherwise provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company’s Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 35% of the Company’s voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company’s Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the lesser of the Conversion Price and the Market Price as of the date such ratio is being determined.

“Conversion Price” shall equal $0.25, subject to adjustment as set forth herein.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Effective Date” means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

“Effective Registration” shall mean (i) the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement in accordance with the terms of the Registration Rights Agreement which registration statement is not subject to any suspension or stop order; (ii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance; (iii) such Registrable Securities are listed, or approved for listing prior to issuance, on the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National or Small-Cap Market, and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchange or market), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on any of such markets on which the Common Stock is then traded or listed; (iv) the requisite number of shares of Common Stock shall have been duly authorized and reserved for issuance as required by the terms of the Purchase Agreement and this Note; (v) the closing bid price per share of Common Stock on the Principal Market for each of the ten (10) Trading Days immediately preceding the applicable Payment Date shall be greater than $0.15; (vi) none of the Company or any direct or indirect subsidiary of the Company shall be subject to any Bankruptcy Event; and (vii) no Event of Default shall have occurred and be continuing under this Note.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Market Price” shall equal the lesser of the Conversion Price and 92.5% of the average of the VWAPs for the ten (10) Trading Days immediately preceding the applicable Payment Date or other date of determination.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Payment Date” shall mean each December 31st and June 30th of each year and the Maturity Date, provided that if any such day is not a Business Day, then such Payment Date shall mean the next succeeding day which is a Business Day.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board, the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Notes are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof and the Purchase Agreement.

“Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the 1933 Act (which for the purpose of this definition shall include a sale of the Company’s securities “off the shelf” in a registered offering, whether or not such offering is underwritten).

“VWAP” shall mean the daily dollar volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the holders of at least a majority of the aggregate Principal Amount outstanding under the Notes. All such determinations of VWAP shall to be appropriately and equitably adjusted in accordance with the provisions set forth herein for any stock dividend, stock split, stock combination or other similar transaction occurring during any period used to determine the Conversion Price or Market Price (or other period utilizing VWAPs).

The following terms and conditions shall apply to this Note:

Section 1. Interest Payments.

(a) Interest Payments. On each Payment Date on and after June 30, 2007, the Company shall pay to the Holder all interest accrued to date on the entire Principal Amount of this Note (“Interest Amount”) in accordance with this Section 1.

(b) Cash or Common Stock. Subject to the terms hereof, the Company shall have the right to satisfy payment of the Interest Amount in full on each Payment Date either in cash or in shares of Common Stock (but not both) at the Company’s option. The Company shall deliver to all the holders of Notes a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Interest Amount in full on such Payment Date in either cash or Common Stock (“Payment Election Notice”). Such Payment Election Notice shall be delivered at least ten (10) Trading Days prior to the applicable Payment Date (the date of such notice being hereinafter referred to as the “Notice Date”). If such Payment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the payment shall be made in either cash or shares of Common Stock on the same terms hereunder at the Holder’s sole option. If the Company elects or is required to pay any Interest Amount in cash on a Payment Date, then on such Payment Date the Company shall pay to the Holder an amount equal to such Interest Amount in satisfaction of such obligation. If the Company elects or is required to pay any Interest Amount in shares of Common Stock, the number of such shares to be issued for such Payment Date shall be the number determined by dividing (x) the Interest Amount, by (y) the Market Price as of such Payment Date. Such shares shall be issued and delivered within three (3) Trading Days following such Payment Date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, restrictions and legends. If any Holder does not receive the requisite number of shares of Common Stock in the form required above within such three Trading Day period, the Holder shall have the option of either (a) requiring the Company to issue and deliver all or a portion of such shares or (b) canceling such election (whether by the Company or Holder) to pay such Interest Amount in Common Stock (in whole or in part), in which case the Company shall immediately pay in cash the full such Interest Amount due hereunder or such portion as the Holder specifies is to be paid in cash instead of Common Stock. Except as otherwise provided in this Section 1, all holders of Notes must be treated the same with respect to such payment of the Interest Amount in shares of Common Stock.

(c) No Effective Registration. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to pay the Interest Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date if at any time from the Notice Date until the time at which the Holders receive such shares there fails to exist Effective Registration, unless otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

(d) Ownership/Issuance Limitations. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to pay the Interest Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date to the extent, and only to the extent, that such payment in shares of Common Stock would result in the Holder hereof exceeding the limitations contained in Section 3(i) below. In such event, then (i) the Company on the Payment Date shall pay such portion of the Interest Amount in shares of Common Stock as may be effected without exceeding such limitations, and (ii) the Company shall pay the balance of such Interest Amount in cash.

(e) Certain Additional Payments by the Company. Any payment by the Company to the Holder hereunder, whether for principal, interest or otherwise, shall not be subject to any deduction, withholding or offset for any reason whatsoever except to the extent required by law, and the Company represents that to its best knowledge no deduction, withholding or offset is so required for any tax or any other reason. Notwithstanding any term or provision of this Note to the contrary, if it shall be determined that any payment by the Company to or for the benefit of the Holder (whether for principal, interest or otherwise and whether paid or payable or distributed or distributable, actual or deemed, pursuant to the terms of this Note or otherwise) (a “Payment”) would be or is subject to any deduction, withholding or offset due to any duty or tax (such duty or tax, together with any interest and/or penalties related thereto, hereinafter collectively referred to as the “Payment Tax”), then the Company shall, in addition to all sums otherwise payable hereunder, pay to the Holder an additional payment (a “Gross-Up Payment”) in an amount such that after all such Payment Taxes (whether by deduction, withholding, offset or payment) (including any interest or penalties with respect to such taxes), including without limitation any Payment Taxes (and any interest and penalties imposed with respect thereto) imposed upon any Gross-Up Payment, Holder actually receives an amount of Gross-Up Payment equal to the Payment Tax imposed upon the Payment (i.e., the Holder receives a net amount equal to the Payment).

Section 2. Senior Debt. So long as any Principal Amount of Notes is outstanding, the Company and its subsidiaries shall not directly or indirectly, without the affirmative vote of the holders of at least 75% of the outstanding Principal Amount of the Notes then outstanding, incur or permit to exist additional indebtedness which is senior to the Notes, or incur, assume or permit to exist any lien, mortgage, security interest or encumbrance (other than statutory liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof) on any of its assets, except for (a) indebtedness and liens currently outstanding pursuant to agreements as currently in effect on the Issuance Date, (b) up to an additional $1,000,000 of indebtedness for borrowed money incurred after the Issuance Date and any liens on such indebtedness, and (c) capital leases, financing for equipment, purchase money security interests and trade payables incurred in the ordinary course of business.

Section 3. Conversion.

(a) Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder’s option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 3(i) below.

(b) Common Stock Issuance upon Conversion.

(i) Conversion Date Procedures. Upon conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price. The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”. If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Note to the Company upon any conversion or payment for the Quarterly Amount hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(ii) Stock Certificates or DWAC. The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions provided there is an effective registration statement covering the resale of such shares or such shares are eligible for resale pursuant to Rule 144(k)) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section 3(b) (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the eighth Trading Day after the Conversion Date, the Company shall pay to the Holder as liquidated damages, in cash, an amount equal to 2% of the Principal Amount per month (subject to a aggregate maximum of 36%).

(c) Conversion Price Adjustments.

(i) Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

As used herein, the Affected Conversion Prices (each an “Affected Conversion Price”) shall refer to: (i) the Conversion Price and (ii) each reported VWAP occurring on any Trading Day included in the period used for determining the Market Price or Conversion Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 3(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 3(c)(i).

(ii) Distributions. If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the lower of the Conversion Price and the then applicable Market Price immediately prior to the record date for such distribution.

(iii) Common Stock Issuances. Except for an Exempt Issuance (as defined below), in the event that the Company or any of its subsidiaries (A) issues or sells any Common Stock or Convertible Securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price which is less than the greater of (A) the closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options (“Fair Market Price”), or (B) the Conversion Price, then in each such case, the Affected Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Affected Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of

Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Conversion Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Affected Conversion Price shall be used.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, independent contractors, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued under the Purchase Agreement and/or other securities (other than the January 2006 Warrants) exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that (1) any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (2) such issuances shall not exceed more than $2 million in market value for all such transactions in the aggregate under any circumstances.

(iv) Rounding of Adjustments. All calculations under this Section 3 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(v) Notice of Adjustments. Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi) Change in Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the lower of the Conversion Price and the then applicable Market Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to the greater of (i) 125% of the outstanding Principal Amount being redeemed and (ii) the product of (x) the average of the Fair Market Price for the five (5) Trading Days immediately preceding the Holder’s election to have its Notes redeemed and (y) the Conversion Ratio. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(vii) Notice of Certain Events. If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.	the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g) Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h) Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the

Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i) Conversion Limitation.. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes and Warrants) that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

Section 4. Defaults and Remedies.

(a) Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than 5 business days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Company for fifteen (15) days after written notice has been received by the Company to comply with any material provision of any of the Notes, the Purchase Agreement, the Registration Rights Agreement or the Warrants (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Notes upon the Holder’s request following a Change in Control Transaction pursuant to Section 3(c)(vi); (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement, Registration Rights Agreement or Warrants; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; or (vi) if the Company is subject to any Bankruptcy Event.

(b) Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 130% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within 7 days of Holder’s request. The remedies under this Note shall be cumulative.

Section 5. General.

(a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d) Assignment, Etc. The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder’s affiliates without the consent of the Company and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Company. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f) Governing Law; Jurisdiction.

(i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii) Jurisdiction. The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, or San Jose, California, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii) NO JURY TRIAL. THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:
Name:
Title:

Attest:

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder

in order to convert a Note)

Re:	Note (this “Note”) issued by HQ Sustainable Maritime Industries, Inc. to on or about November , 2006 in the original principal amount of $ .

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of HQ Sustainable Maritime Industries, Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

EXHIBIT B

FORM OF REPAYMENT ELECTION NOTICE

To:	[Holder at Holder’s Address]

Date:

Pursuant to Section 1 of Note No.              of HQ Sustainable Maritime Industries, Inc. issued to you (or your assignor or predecessor-in-interest) on November     , 2006, we hereby notify you that we are irrevocably electing to repay the outstanding Interest Amount (as defined in the Note) due on the Payment Date (as defined in the Note) which occurs on                     , 20     (check one):

In full in cash on such Payment Date.

In full in shares of the Company’s Common Stock within three (3) Trading Days following such Payment Date.

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:
Name:
Title:

Exhibit B

Form of Warrant

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS WARRANT DOES NOT REQUIRE PHYSICAL SURRENDER OF THE WARRANT IN THE EVENT OF A PARTIAL EXERCISE. AS A RESULT, FOLLOWING ANY EXERCISE OF ANY PORTION OF THIS WARRANT, THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH THIS WARRANT MAY BE EXERCISED MAY BE LESS THAN THE NUMBER OF SHARES SET FORTH BELOW.

Issuance Date: November     , 2006

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

PURCHASE WARRANT

WARRANT (“WARRANT”) TO PURCHASE SHARES OF

COMMON STOCK, $0.001 PAR VALUE PER SHARE

This is to certify that, FOR VALUE RECEIVED,                                          (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from HQ Sustainable Maritime Industries, Inc., a corporation organized under the laws of Delaware (“Company”), at any time and from time to time after the issuance hereof (“Exercise Date”) but not later than 5:00 P.M., Eastern time, on the fifth (5th) anniversary of the effective date of the reverse stock split effectuated by the Company after the Closing Date (“Expiration Date”),                     1 shares (“Warrant Shares”) of Common Stock, $0.001 par value (“Common Stock”), of the Company, at an exercise price per share equal to the Conversion Price from time to time under the Notes (the exercise price in effect from time to time hereafter being herein called the “Warrant Price”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

This Warrant has been issued pursuant to the terms of the Purchase Agreement (“Purchase Agreement”) dated on or about the date hereof between the Company and the Warrantholder. Initially capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

[1]	Insert 20% of shares underlying Notes.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (“Securities Act”) or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.

(a) Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time and from time to time on and after the Exercise Date upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the “Exercise Agreement”) (which may be by fax), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement shall have been delivered to the Company (or such later date as may be specified in the Exercise Agreement). Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall (subject to Section 3(b) below), at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Warrantholder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon exercise to the Warrantholder (or its designee), by crediting the account of the Warrantholder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program (provided that the same time periods herein as for stock certificates shall apply).

(b) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not be required to physically surrender this Warrant to the Company unless such holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Warrantholder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. The Warrantholder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof.

(c) Cashless Exercise. The Warrantholder shall have the right to pay the aggregate Warrant Price by “Cashless Exercise”. To effect a Cashless Exercise, the holder shall submit to the Company on the Exercise Agreement written notice of the holder’s intention to do so, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof. In the event of a Cashless Exercise, in lieu of paying the Warrant Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Fair Market Value per share of the Common Stock and the applicable Warrant Price, and the denominator of which shall be the then current Fair Market Value per share of the Common Stock. For this purpose, the “Fair Market Value” of the Common Stock shall be the average of the closing sale prices of the Common Stock as reported by the Principal Market for the ten (10) Trading Days immediately preceding the date of the Exercise Agreement.

Section 4. Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this Warrant and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if reasonably requested by the Company.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant in full (without regard to any restrictions on beneficial ownership contained herein), and the transfer agent for the Common Stock, including every subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of any of the right of purchase aforesaid (“Transfer Agent”), shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant in accordance with its terms shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with its Transfer Agent. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

Section 9. Adjustments. Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company or any of its subsidiaries shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its capital stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each

Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Closing Price per share of Common Stock (as defined below), less the fair market value (on a per share basis) (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Closing Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. “Closing Price” of the Common Stock shall be the closing sale price per share of the Common Stock as reported by the Principal Market on the Trading Day immediately preceding the date on which such value is being determined.

(d) Except for an Exempt Issuance (as defined below), in the event that the Company or any of its subsidiaries (A) issues or sells any Common Stock or Convertible Securities (as defined in the Notes), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding (other than pursuant to terms existing on the date hereof), at or to an effective Per Share Selling Price (as defined in the Notes) which is less than the greater of (A) the Closing Price on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options, and (B) the Warrant Price, then in each such case, the Warrant Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Warrant Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Closing Price or Warrant Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

For purposes of this Section, if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Warrant Price shall be used.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, independent contractors, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued under the Purchase Agreement and/or other securities (other than the January 2006 Warrants) exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that (1) any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (2) such issuances shall not exceed more than $2 million in market value for all such transactions in the aggregate under any circumstances.

(e) In the event of any adjustment to the Conversion Price under the Notes which results in the Conversion Price being less than the Warrant Price, the Warrant Price shall automatically be adjusted down to such Conversion Price (for clarification, the Warrant Price shall not be affected as a result of the Notes no longer being outstanding).

(f) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(g) In the event that, as a result of an adjustment made pursuant to Section 9, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(h) In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Warrant Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Warrant Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company’s independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder’s request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

Section 13. Identity of Transfer Agent. The initial Transfer Agent for the Common Stock is:

American Stock Transfer

New York, NY

Attn: Isaac Kagan or Ed Schmitt

Tel: 718-921-8293

Fax: 718-921-8334

Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if delivered personally or by facsimile or if sent by an internationally recognized courier, addressed as follows:

HQ Sustainable Maritime Industries, Inc.

1511 Third Avenue, Suite 788

Seattle, Washington 98101

Attn: Norbert Sporns, CEO

Fax: (206) 621-0318

With a copy to:

Joseph I. Emas, Esq.

1224 Washington Avenue

Miami Beach, Florida 33139

Fax: (305) 531-1274

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid. All faxes shall be effective upon receipt.

Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

Section 18. 9.9% Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder at such time (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes and Warrant Shares) that have limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Warrantholder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”). Each holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (y) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction (as defined in the Notes).

Section 19. Replacement Warrants. The Company agrees that within ten (10) business days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which this Warrant is then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

Section 20. Absolute Obligation to Issue Warrant Shares. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

Section 21. Assignment, Etc. The Warrantholder may assign or transfer this Warrant to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that (i) the Warrantholder may assign or transfer this Warrant to any of such Warrantholder’s affiliates without the consent of the Company and (ii) upon any Event of Default (as defined in the Debentures), the Warrantholder may assign or transfer this Warrant without the consent of the Company. The Warrantholder shall notify the Company of any such assignment or transfer promptly. This Warrant shall be binding upon the Company and its successors and shall inure to the benefit of the Warrantholder and its successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:
Name:
Title:

Attest:

Sign:
Print Name:

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

WARRANT EXERCISE FORM

HQ Sustainable Maritime Industries, Inc.

1511 Third Avenue, Suite 788

Seattle, Washington 98101

Attn: Norbert Sporns, CEO

Fax: (206) 621-0318

This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder                      shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned’s prime broker with DTC through its Deposits and Withdrawal at Custodian (“DWAC”) system.

Dated:	Signature:

Name (please print)

Address

Exhibit C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of this      day of November, 2006 by and among HQ Sustainable Maritime Industries, Inc., a corporation organized under the laws of Delaware (the “Company”), and the persons identified as Purchasers pursuant to that certain Purchase Agreement of even date herewith by and among the Company and such Purchasers (the “Purchase Agreement”).

The parties hereby agree as follows:

1. Definitions.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Additional Registrable Securities” shall mean any shares of Common Stock which are included within the definition of Registrable Securities but not included in any Registration Statement filed pursuant to Section 2(a)(i) below.

“Common Stock” shall mean the Company’s Common Stock $0.001 per share.

“Conversion Price” shall have the meaning set forth in the Notes.

“Filing Date” shall mean the date which is the earlier of (a) four (4) months following the Closing Date, provided that if the Secondary Offering Registration Statement is not filed prior to February 15, 2007, then March 31, 2007, (b) ten (10) days following the abandonment or any significant postponement of, or any material changes to the terms or manner of, the Secondary Offering, and (c) the date on which the Secondary Offering Registration Statement is filed if the resale of the Registrable Securities by the Purchasers may be registered on such Secondary Offering Registration Statement under the rules and regulations promulgated under the 1933 Act.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Additional Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Purchasers” shall mean the purchasers identified in the Purchase Agreement and any subsequent holder of any Notes, Warrants, Registrable Securities or Additional Registrable Securities as a result of a transfer of such securities.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” shall mean (i) the Underlying Shares, the Warrant Shares and any other shares of Common Stock issued or issuable (a) upon conversion of, or payment of interest or repayment of principal under, the Notes, and upon the exercise of the Warrants, or (b) upon any distribution with respect to, any exchange for or any replacement of such Notes or Warrants, or (c) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of Common Stock; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the securities referred to in the preceding clauses.

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities or Additional Registrable Securities pursuant to the provisions of this Agreement (including the Secondary Offering Registration Statement if the resale of the Registrable Securities by the Purchasers is registered on such Secondary Offering Registration Statement), amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Secondary Offering” means the currently contemplated firm commitment underwritten public offering of Common Stock by the Company with Ladenburg Thalmann & Co. and Roth Capital Partners as underwriters for up to $25 million.

“Secondary Offering Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the sale of securities offered in the Secondary Offering, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Registration.

(a) Registration Statements.

(i) Registrable Securities. On or prior to the Filing Date, the Company shall prepare and file with the SEC one Registration Statement on Form SB-2 (or, if Form SB-2 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Purchasers’ consent), covering the resale of the Registrable Securities in an amount equal to 125% of the number of Underlying Shares issuable upon full conversion of the Notes at the Conversion Price as of the filing date plus 100% of the number of shares of Common Stock necessary to permit the exercise in full of the Warrants (in each case without regard to any restrictions on beneficial ownership), which Registration Statement shall be the Secondary Offering Registration Statement if the resale of the Registrable Securities by the Purchasers may be registered on such Secondary Offering Registration Statement under the rules and regulations promulgated under the 1933 Act. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. No securities shall be included in the Registration Statement without the consent of the Purchasers other than the Registrable Securities. The Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Purchasers and their counsel prior to its filing or other submission. If such Registration Statement is not filed on or prior to the Filing Date (or if the Company files a Registration Statement without affording the Holder the opportunity to review and comment on the same as required herein), then the Company will make pro-rata payments to the Purchasers as liquidated damages and not as a penalty, in an amount equal to 2% of the sum of the aggregate principal amount then outstanding under the Notes for each month (or portion thereof) following the Filing Date that such Registration Statement has not been filed, provided that such liquidated damages, when combined with the other liquidated damages hereunder, shall not exceed 36% in the aggregate.

(ii) Additional Registrable Securities. At any time and from time to time upon the written demand of any Purchaser following the existence of any Additional Registerable Securities, and in any event within thirty (30) days following such demand, the Company shall prepare and file with the SEC one Registration Statement on Form SB-2 (or, if Form SB-2 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Registrable Securities) covering the resale of the Additional Registrable Securities in an amount equal to the number of Additional Registrable Securities, unless such Registrable Securities are available for resale pursuant to Rule 144(k). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Registrable Securities. The Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Purchaser and its counsel prior to its filing or other submission.

(iii) Other Registration Statements. Other than the Secondary Offering Registration Statement and any post-effective amendment to the previously filed Form SB-2 registration statement which was declared effective on June 15, 2006, the Company shall not file with the SEC any registration statement(s) other than the Registration Statement until such time as the Registration Statement has been effective for a period of at least six (6) months.

(b) Expenses. The Company will pay all expenses associated with each registration, including the Purchasers’ reasonable expenses (including reasonable attorneys fees), in connection with the registration but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

(c) Effectiveness.

(i) The Company shall use its best efforts to have each Registration Statement (including the Secondary Offering Registration Statement if the resale of the Registrable Securities by the Purchasers may be registered on such Secondary Offering Registration Statement under the rules and regulations promulgated under the 1933 Act) declared effective as soon as possible after filing. If (A) the Registration Statement covering Registrable Securities is not declared effective by the SEC within the earlier of (x) seven (7) months following the Closing Date, (y) three (3) months following the Filing Date if the Secondary Offering is abandoned or significantly postponed or delayed, or the terms or manner of such offering are materially changed, and (z) the fifth (5th) day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments, or the Registration Statement covering Additional Registrable Securities is not declared effective by the SEC within three (3) months following demand of a Purchaser relating to the Additional Registrable Securities to be covered thereby (or the fifth day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments) (each of the foregoing deadlines, a “Registration Date”), (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) but except as excused pursuant to subparagraph (ii) below, (C) the Registrable Securities (or Additional Registrable Securities after issuance and registration) specifically are not listed or included for quotation on the Nasdaq National Market System, the Nasdaq Small-Cap Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board (each an “Approved Market”) or trading of the Common Stock is suspended or halted thereon, or (D) the Company fails, refuses or is otherwise unable to timely issue Underlying Shares upon conversion of the Notes or Warrant Shares upon exercise of the Warrants, in accordance with the terms of the Notes and Warrants, or unlegended certificates for the Underlying Shares or Warrant Shares as required under the Agreements, in each case within ten (10) days following the Purchaser’s written demand for issuance of such Underlying Shares or Warrant Shares or certificates, then the Company will make pro-rata payments to the Purchaser as liquidated damages and not as a penalty, in an amount equal to 2% of the sum of the aggregate principal amount then outstanding under the Notes for each month (or portion thereof) following the Registration Date during which any of the events described in (A), (B), (C) or (D) above occurs and is continuing (the “Blackout Period”), provided that such liquidated damages, when combined with the other liquidated damages hereunder, shall not exceed 36% in the aggregate. Each such payment shall be due and payable within five (5) days of the end of each month (or ending portion thereof) of the Blackout Period until the termination of the Blackout Period. Such payments shall be in partial compensation to the Purchasers, and shall not constitute the Purchasers’ exclusive remedy for such events. The Blackout Period shall terminate upon (x) the effectiveness of the applicable Registration Statement in the case of (A) and (B) above; (y) listing or inclusion and/or trading of the Registrable Securities on an Approved Market in the case of (C) above; and (z) delivery of such shares in the case of (D) above. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States.

(ii) For not more than five (5) consecutive trading days or for a total of not more than twenty (20) trading days in any consecutive twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by terminating or suspending effectiveness of any registration contemplated by this Section, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Purchasers in writing of the existence of (but in no event, without the prior written consent of a Purchaser, shall the Company disclose to such Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

3. Company Obligations. The Company will use its best efforts to effect the registration of the Registrable Securities and Additional Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period (the “Registration Period”) that will terminate upon the earlier of (i) the date on which all Registrable Securities or Additional Registrable Securities have been sold (and no Notes or Warrants remain outstanding), and (ii) the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, may be sold pursuant to Rule 144(k) (and no Notes or Warrants remain outstanding).

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities and Additional Registrable Securities; provided that, at a time reasonably prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Purchasers copies of all documents proposed to be filed, which documents will be subject to the comments of the Purchasers;

(c) permit counsel designated by the Purchasers to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) business days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Purchasers and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities and Additional Registrable Securities owned by such Purchaser;

(e) in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

(f) if required by the underwriter, or if any Purchaser is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement, on the date that Registrable Securities or Additional Registrable Securities, as applicable, are delivered to an underwriter, if any, for sale in connection with the Registration Statement and at periodic intervals thereafter from time to time on request, (i) an opinion, dated as of such date, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and any such Purchaser and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and any such Purchaser;

(g) make effort to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(h) furnish to each Purchaser a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules by air mail or reputable courier within five (5) business days of the effective date thereof, if not immediately available via EDGAR, provided that the Company shall furnish to each Purchaser at least 5 copies of the prospectus contained therein by air mail or reputable courier within three (3) business days of the effective date thereof if not immediately available via EDGAR;

(i) prior to any public offering of Registrable Securities or Additional Registrable Securities, use its best efforts to register or qualify or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities or Additional Registrable Securities, as applicable, for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchaser and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Additional Registrable Securities covered by the Registration Statement;

(j) cause all Registrable Securities or Additional Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(k) immediately notify the Purchasers, at any time when a Prospectus relating to the Registrable Securities or Additional Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Additional Registrable Securities, as applicable, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(l) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities and Additional Registrable Securities, if applicable, hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act (for the purpose of this subsection 3(l), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Purchasers who may be deemed an underwriter, advisors to and representatives of such Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), and any underwriter participating in any disposition of Common Stock on behalf of the Purchasers pursuant to the Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of establishing a due diligence defense under applicable securities laws and such other reasonable purposes, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by such Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling such Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

The Company shall not disclose material nonpublic information to the Purchasers, or to advisors to or representatives of the Purchasers, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. The Company may, as a condition to disclosing any material nonpublic information hereunder, require the Purchasers’ advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of material nonpublic information) in form reasonably satisfactory to the Company and the Purchasers. Nothing herein shall require the Company to disclose material nonpublic information to the Purchasers or their advisors or representatives.

5. Obligations of the Purchasers.

(a) Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities or Additional Registrable Securities, as applicable, held by it and the intended method of disposition of the Registrable Securities or Additional Registrable Securities, as applicable, held by it, as shall be reasonably required to effect the registration of such Registrable Securities or Additional Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of the Registrable Securities or Additional Registrable Securities included in the Registration Statement.

(b) Each Purchaser, by its acceptance of the Registrable Securities and Additional Registrable Securities, if any, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities or Additional Registrable Securities, as applicable, from the Registration Statement. Each Purchaser agrees to comply with the applicable prospectus delivery requirements under the 1933 Act in connection with any resales of Registrable Securities pursuant to the Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event rendering a Registration Statement no longer effective, such Purchaser will immediately discontinue disposition of Registrable Securities or Additional Registrable Securities pursuant to the Registration Statement covering such Registrable Securities or Additional Registrable Securities, until the Purchaser’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy all copies in the Purchaser’s possession of the prospectus covering the Registrable Securities or Additional Registrable Securities, as applicable, current at the time of receipt of such notice.

6. Indemnification.

(a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Purchasers, each of their officers, directors, partners and employees and each person who controls the Purchasers (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney’s fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by such Purchasers, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto had been provided to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities and Additional Registrable Securities.

(b) Indemnification by Holder. In connection with any registration pursuant to the terms of this Agreement, each Purchaser will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities and Additional Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney’s fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities or Additional Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities or Additional Registrable Securities giving rise to such contribution obligation.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Purchasers affected by such amendment, action or omission to act.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c) Assignments and Transfers by Purchasers. This Agreement and all the rights and obligations of any Purchaser hereunder may be assigned or transferred to any transferee or assignee of the Notes, Warrants or Registrable Securities. A Purchaser may make such assignment or transfer to any transferee or assignee of any Note, Warrant, Registrable Securities or Additional Registrable Securities, provided that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with written notice of such assignment.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of the Purchasers,

but after notice duly given, the Company shall assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets (and it shall be a condition to any such merger, consolidation or sale that such successor-in-interest assume in writing all obligations hereunder).

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement, together with the Purchase Agreement, Notes and Warrants and documents contemplated thereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Purchase Agreement, Notes and Warrants and documents contemplated thereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:
Name:
Title:

THE PURCHASERS:

THE TAIL WIND FUND LTD.

By:	TAIL WIND ADVISORY AND MANAGEMENT LTD., as investment manager

By:
Name:	David Crook
Title:	CEO

SOLOMON STRATEGIC HOLDINGS, INC.

By:
Name:	Andrew P. MacKellar
Title:	Director

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